Filed Pursuant to Rule 424(b)(5)
Registration No.: 333-228357

The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 4, 2019

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated December 11, 2018)

Shares

Common Stock

This is a public offering of common stock of OptimizeRx Corporation. We are offering            shares of our common stock. Our common stock is listed on the Nasdaq Capital Market under the symbol “OPRX.” On June 3, 2019, the last reported sale price of our common stock on the Nasdaq Capital Market was $14.05 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Offering proceeds, before expenses	$	$

(1)	We refer you to the section entitled “Underwriting” beginning on page S-15 of this prospectus supplement for a description of the compensation to be received by the underwriters.

We have granted to the underwriters the option to purchase up to            additional shares of our common stock from us at the public offering price, less underwriting discounts and commissions. The underwriters can exercise this option at any time within 30 days after the offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to investors in book-entry form through the facilities of The Depository Trust Company on or about June     , 2019.

Sole Book-Running Manager

William Blair

The date of this prospectus supplement is June    , 2019

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated December 11, 2018, including the documents incorporated by reference therein, provides more general information about us and our securities. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus supplement or in the accompanying prospectus), the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor the underwriters have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf that we have authorized for use in connection with this offering. We do not take any responsibility for, nor can we provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or on our behalf that we have authorized for use in connection with this offering.

You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by us or on our behalf that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us that we have authorized for use in connection with this offering, together with the information we incorporate by reference herein and therein, including the additional information described in the sections of this prospectus supplement and the accompanying prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference,” before making an investment decision.

For investors outside of the United States, we have not done anything that would permit the offering, possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourself about and to observe any restrictions relating to the offering, possession or the distribution of this prospectus supplement outside of the United States. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement or the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Except where the context requires otherwise, references in this prospectus supplement to “OptimizeRx,” “the Company,” “we,” “us” and “our” refer to OptimizeRx Corporation, a Nevada corporation, together with its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein are based upon current expectations that involve risks and uncertainties. Any statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein that are not statements of historical fact may be deemed to be forward-looking statements. For example, the words “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include, but are not limited to: the impact of our recent acquisition of CareSpeak Communications and our ability to realize the full benefits and synergies anticipated from the CareSpeak acquisition because of integration and other challenges; competition within the industries in which we operate; the timing, cost and success or failure of new product and service introductions and developments; our ability to attract and retain qualified personnel; maintaining our intellectual property rights and litigation involving intellectual property rights; our ability to operate without infringing the intellectual property rights of others; legislative, regulatory and economic developments; general economic, market or business conditions unrelated to our operating performance; our ability to raise funds in the future through sales of securities or debt financing in order to sustain our operations if an unexpected or unusual event would occur; the incurrence by us of any unanticipated or unusual non-operating expenses which would require us to divert our cash resources from achieving our business plan; and those factors discussed in the “Risk Factors” section, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. All forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein are based on information available to us as of their respective dates and we assume no obligation to update any such forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” in this prospectus supplement and the accompanying prospectus, our Annual Report on Form 10-K for the year ended December 31, 2018 and in our other filings with the SEC. You should carefully consider the risks described in the “Risk Factors” section, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, before making an investment decision.

SUMMARY

This summary highlights certain information contained in other parts of this prospectus supplement the accompanying prospectus and the documents incorporated by reference herein or therein. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus, any applicable free writing prospectus and the documents incorporated by reference herein and therein. Investing in our securities involves risks that are described in this prospectus supplement under the heading “Risk Factors,” under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and under similar headings in our other filings with the SEC.

Company Overview

We are a leading provider of digital health messaging via electronic health records, or EHRs, providing a direct channel for pharmaceutical companies to communicate with healthcare providers and patients. Our cloud-based solution supports patient adherence to medications by providing real-time access to financial assistance and critical clinical information. Our network is comprised of leading EHR platforms and provides more than half a million healthcare providers access to these benefits within their workflow at the point of care.

Corporate Information

We were incorporated under the laws of the State of Nevada on September 4, 2008. Our principal executive offices are located at 400 Water Street, Suite 200 Rochester, MI 48307. Our telephone number at this address is (248) 651-6568. Our website is https://www.optimizerx.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement, and you should not consider any information on, or accessible through, our website as part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

THE OFFERING

Common stock offered by us	shares

Option to purchase additional shares from the Company	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to additional shares of our common stock.

Total common stock to be outstanding immediately after this offering	shares, or shares if the underwriters exercise their option to purchase additional shares from the Company in full.

Use of proceeds	We estimate that the net proceeds to us from this offering will be approximately $ million, or $ million if the underwriters exercise their option to purchase additional shares from us in full. We intend to use the net proceeds of this offering for general corporate purposes, which may include future acquisitions. We currently do not have any immediate arrangements, commitments or understandings regarding any future acquisitions.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement beginning on page S-5 and the documents referred to therein for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	OPRX

The number of shares of our common stock to be outstanding after this offering is based on 12,278,833 shares of our common stock outstanding as of March 31, 2019 and excludes:

●	471,341 shares of common stock reserved for future issuance under our 2013 Equity Incentive Plan, or the 2013 Plan, as of March 31, 2019;

●	1,552,257 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2019 under the 2013 Plan at a weighted average exercise price of $5.26; and

●	50,000 shares of common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2019.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional         shares of our common stock from us and no exercise of the outstanding options described above.

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which is incorporated by reference into this prospectus supplement, as revised or supplemented by our filings with the SEC since the filing of our most recent Annual Report on Form 10-K, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. You should also carefully consider the other information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering before acquiring any shares of our common stock. These risks could materially affect our business, results of operations or financial condition and cause the value of our common stock to decline. In addition, the risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, and you could lose all or part of your investment. Please also read carefully the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Relating to Our Business

We may be unable to successfully integrate operations or to achieve expected growth from our recent acquisition of CareSpeak Communications.

The principal benefits expected to result from our acquisition of CareSpeak Communications, Inc., or CareSpeak, will not be achieved fully unless we are able to successfully integrate the operations of CareSpeak with our current business operations and realize the anticipated synergies, cost savings and growth opportunities from such integration. Challenges we may face in this regard include, but are not limited to: (i) estimating the capital, personnel and equipment required for proper integration; (ii) minimizing potential adverse effects on existing business relationships; and (iii) successfully developing and marketing CareSpeak’s products and services. Any difficulties we may experience in connection with the integration of CareSpeak could delay or prevent us from realizing such expected benefits and enhancing our business.

Risks Relating to the Offering

Management will have broad discretion as to the use of the Company’s proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of our net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the growth of our business, or cause the price of our common stock to decline.

Purchasers of common stock in this offering will experience immediate and substantial dilution in the book value of their investment. You may experience further dilution upon exercise of our outstanding options and warrants.

The public offering price per share of common stock in this offering is substantially higher than the net tangible book value per share of our common stock before giving effect to this offering. Accordingly, if you purchase common stock in this offering, you will incur immediate substantial dilution of approximately $         per share, representing the difference between the public offering price per share of common stock and our pro forma as adjusted net tangible book value as of March 31, 2019. In addition, if our outstanding stock options are exercised, you could experience further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus supplement entitled “Dilution.”

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We cannot assure you that we will be able to sell shares of our common stock or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares of our common stock or other securities in the future could have rights superior to existing shareholders, including investors who purchase shares of common stock in this offering. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering.

If securities and/or industry analysts fail to continue publishing research about our business, if they change their recommendations adversely, or if our results of operations do not meet their expectations, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. In addition, it is likely that, in some future period, our operating results will be below the expectations of securities analysts or investors. If one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our stock price could decline.

Future acquisitions may adversely affect our financial condition.

While we currently do not have any immediate arrangements, commitments or understandings regarding any future acquisitions, as part of our strategy for growth, we may continue to explore acquisitions or strategic alliances, which may not be completed or may not be ultimately beneficial to us. Acquisitions may pose risks to our operations, including:

●	problems and increased costs in connection with the integration of the personnel, operations, technologies, or products of the acquired businesses;

●	unanticipated costs;

●	failure to achieve anticipated increases in revenues and profitability;

●	diversion of management’s attention from our core business;

●	adverse effects on business relationships with suppliers and customers and those of the acquired company;

●	acquired assets becoming impaired as a result of technical advancements or worse-than-expected performance by the acquired company;

●	volatility associated with accounting for earn-outs in a given transaction;

●	entering markets in which we have no, or limited, prior experience; and

●	adversely affecting our internal control over financial reporting before the acquiree’s complete integration into our control environment.

In addition, in connection with any acquisitions or investments we could:

●	issue stock that would dilute our existing shareholders’ ownership percentages;

●	incur debt and assume liabilities;

●	obtain financing on unfavorable terms, or not be able to obtain financing on any terms at all;

●	incur amortization expenses related to acquired intangible assets or incur large and immediate write-offs; and

●	reduce the cash that would otherwise be available to fund operations or for other purposes.

The failure to successfully integrate any acquisitions in an efficient or timely manner may negatively impact our financial condition and operating results, or we may not be able to fully realize anticipated savings. In addition, our competitors could try to emulate our acquisition strategy, leading to greater competition for scarce acquisition targets and could lead to larger competitors if they succeed in emulating our strategy.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $           million, or $           million if the underwriters exercise their option to purchase additional shares from us in full. We intend to use the net proceeds of this offering for general corporate purposes, which may include future acquisitions. We currently do not have any immediate arrangements, commitments or understandings regarding any future acquisitions.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

Pending use of the proceeds from this offering as described above, we intend to invest the net proceeds of this offering in money market funds, certificates of deposit and corporate debt securities.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of common stock after this offering.

The net tangible book value of our common stock as of March 31, 2019 was approximately $10.7 million, or approximately $0.87 per share. Net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the total number of shares of our common stock outstanding.

Dilution per share to new investors represents the difference between the amount per share paid by purchasers for our common stock in this offering and the net tangible book value per share of our common stock immediately following the completion of this offering.

After giving effect to the sale of shares of common stock offered by this prospectus supplement at a public offering price of $          per share, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2019 would have been approximately $          million, or approximately $          per share. This represents an immediate increase in net tangible book value of approximately $          per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $           per share to purchasers of our common stock in this offering, as illustrated by the following table:

Public offering price per share			$
Net tangible book value per share as of March 31, 2019		$0.87
Increase in net tangible book value per share attributable to investors purchasing our common stock in this offering	$
As adjusted net tangible book value per share as of March 31, 2019 after giving effect to this offering			$
Dilution per share to investors purchasing our common stock in this offering			$

If the underwriters exercise in full their option to purchase          additional shares of our common stock, our as adjusted net tangible book value as of March 31, 2019 would have been $          million, or $           per share. This represents an immediate increase in as adjusted net tangible book value per share of $          per share to existing stockholders, and an immediate dilution of $             per share to investors participating in this offering.

The table above is based on 12,278,833 shares of our common stock outstanding and issued as of March 31, 2019, which excludes 471,341 shares of common stock reserved for future issuance under our 2013 Plan, 1,552,257 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2019 under the 2013 Plan at a weighted average exercise price of $5.26 and 50,000 shares of common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2019.

To the extent that outstanding options are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2019 on an actual basis and as adjusted to give effect to the sale of the common stock in this offering. The information set forth in the table below is only a summary and is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements, the notes thereto, and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the period ending March 31, 2019, each of which is incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.

	March 31, 2019
	Actual		As Adjusted
Cash and cash equivalents		$10,133,940	$
Long-term debt, including current portion		$5,814,983	$
Stockholders’ Equity	$		$
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding, actual and as adjusted		—
Common stock, $0.001 par value, 500,000,000 shares authorized, 12,278,833 shares issued and outstanding, actual and shares issued and outstanding, as adjusted		12,278,833
Additional paid-in-capital		$49,705,102	$
Accumulated deficit		$(30,275,505)	$
Total Stockholders’ Equity		$19,441,876	$
Total Capitalization		$25,256,859	$

The table above excludes:

●	471,341 shares of common stock reserved for future issuance under our 2013 Equity Incentive Plan, or the 2013 Plan, as of March 31, 2019;

●	1,552,257 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2019 under the 2013 Plan at a weighted average exercise price of $5.26; and

●	50,000 shares of common stock issuable upon the vesting of restricted stock units outstanding as of March 31, 2019.

In addition, the amounts in the table above assume no exercise by the underwriters of their option to purchase additional shares.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a discussion of the material U.S. federal income and estate tax consequences of the acquisition, ownership, and disposition of our common stock to a non-U.S. holder that purchases shares of our common stock for cash in this offering. For purposes of this discussion, a “non-U.S. holder” means a beneficial owner (other than a partnership or other pass-through entity) of our common stock that is not, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation or any other organization taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust if (i) the trust is subject to the primary supervision of a U.S. court and all substantial decisions of the trust are controlled by one or more U.S. persons or (ii) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This discussion does not address the tax treatment of partnerships (or other entities that are treated as partnerships, grantor trusts, or other pass-through entities for U.S. federal income tax purposes) or persons that hold their common stock through partnerships, grantor trusts, or other pass-through entities. The tax treatment of a partner in a partnership or holder of an interest in another pass-through entity that will hold our common stock generally will depend upon the status of the partner or interest holder and the activities of the partner or interest holder and the partnership or other pass-through entity, as applicable. Such a partner or interest holder should consult his, her, or its own tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our common stock through a partnership or other pass-through entity, as applicable.

This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the U.S. Treasury regulations promulgated thereunder, judicial decisions, and published rulings, administrative procedures, and other guidance of the Internal Revenue Service, or the IRS, all as in effect as of the date hereof. These authorities are subject to change and to differing interpretations, possibly with retroactive effect, which could result in U.S. federal income or estate tax consequences different from those summarized below. No ruling has been or is expected to be sought from the IRS with respect to the matters summarized below, and there can be no assurance that the IRS will not take a contrary position regarding the U.S. federal income or estate tax consequences of the acquisition, ownership, or disposition of our common stock, or that any such contrary position would not be sustained by a court.

This discussion is not a complete analysis of all of the potential U.S. federal income and estate tax consequences relating to the acquisition, ownership, and disposition of our common stock by non-U.S. holders, nor does it address any U.S. federal gift or generation-skipping transfer tax consequences, any tax consequences arising under any state, local, or non-U.S. tax laws, the impact of any applicable tax treaty, any consequences under the Medicare contribution tax on net investment income, the alternative minimum tax, or any consequences under other U.S. federal tax laws. In addition, this discussion does not address tax consequences resulting from a non-U.S. holder’s particular circumstances or to non-U.S. holders that may be subject to special tax rules, including, without limitation:

●	non-U.S. governments, agencies or instrumentalities thereof, or entities they control;

●	“controlled foreign corporations” and their shareholders;

●	“passive foreign investment companies” and their shareholders;

●	partnerships, grantor trusts or other entities that are treated as pass-through entities for U.S. federal income tax purposes, and their owners;

●	corporations that accumulate earnings to avoid U.S. federal income tax;

●	former citizens or former long-term residents of the United States;

●	banks, insurance companies or other financial institutions;

●	tax-exempt pension funds or other tax-exempt organizations;

●	persons who acquired our common stock pursuant to the exercise of employee stock options or otherwise as compensation;

●	tax-qualified retirement plans;

●	traders, brokers, or dealers in securities, commodities, or currencies;

●	persons who hold our common stock as a position in a hedging transaction, wash sale, “straddle,” “conversion transaction” or other risk reduction transaction or synthetic security;

●	persons who do not hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes);

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in a financial statement;

●	persons who own or have owned, or are deemed to own or to have owned, more than 5% of our common stock (except to the extent specifically set forth below); or

●	persons deemed to sell our common stock under the constructive sale provisions of the Code.

Prospective investors should consult their own tax advisors regarding the particular U.S. federal income, estate, gift, and generation-skipping transfer tax consequences to them of acquiring, owning, and disposing of our common stock, as well as any tax consequences arising under any state, local, or foreign tax laws and any other U.S. federal tax laws. Prospective investors should also consult their tax advisors regarding the potential impact of any applicable income or estate tax treaty between the United States and such prospective investor’s country of residence and of the rules described below under the heading “Foreign Account Tax Compliance Act.”

Distributions on Common Stock

The disclosure in this section addresses the consequences should our board of directors determine to make a distribution of cash or property with respect to our common stock (other than certain distributions of stock which may be made free of tax), or to effect a redemption that is treated for tax purposes as a distribution. Any such distribution will generally constitute a dividend for U.S. federal tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent such a distribution exceeds both our current and our accumulated earnings and profits, such excess will be allocated ratably among the shares of common stock with respect to which the distribution is made. Any such excess allocated to a share of common stock will constitute a return of capital to the extent of the non-U.S. holder’s adjusted tax basis in that share of common stock, reducing that adjusted tax basis, but not below zero. After the non-U.S. holder’s adjusted tax basis in a share of common stock has been reduced to zero, any remaining excess allocated to that share of common stock will be treated as capital gain from the sale of that share of common stock, subject to the tax treatment described below under “Gain on Disposition of Common Stock.” Any such distributions will also be subject to the discussion below regarding backup withholding and foreign accounts. A non-U.S. holder’s adjusted tax basis in a share of common stock is generally the purchase price of the share, reduced by the amount of any distributions constituting a return of capital with respect to that share.

Any dividend paid to a non-U.S. holder of our common stock generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence. If a non-U.S. holder is eligible for benefits under an income tax treaty and wishes to claim a reduced rate of withholding, the non-U.S. holder generally will be required to provide us or our paying agent with a properly completed IRS Form W-8BEN, Form W-8BEN-E, or other applicable form, certifying under penalties of perjury the non-U.S. holder’s qualification for the reduced rate. This certification must be provided to us or our paying agent prior to the payment of the dividend and may be required to be updated periodically. Special certification requirements apply to non-U.S. holders that hold common stock through certain foreign intermediaries. Non-U.S. holders that do not timely provide the required certifications, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If we are not able to determine whether or not a distribution will exceed current and accumulated earnings and profits at the time the distribution is made, we may withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. holder may obtain a refund of amounts that we withhold to the extent attributable to the portion of the distribution in excess of our current and accumulated earnings and profits.

If a non-U.S. holder holds our common stock in connection with the conduct of a trade or business in the U.S., and dividends paid on the common stock are effectively connected with the non-U.S. holder’s U.S. trade or business (and, if required by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S., as defined under the applicable treaty), the non-U.S. holder will be exempt from U.S. federal withholding tax on the dividends. To claim the exemption, the non-U.S. holder must furnish a properly executed IRS Form W-8ECI (or other applicable form) prior to the payment of the dividends. Any dividends paid on our common stock that are effectively connected with a non-U.S. holder’s U.S. trade or business (and satisfy any other applicable treaty requirements) generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates generally applicable to U.S. persons (as defined in the Code). A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes also may be subject to an additional branch profits tax equal to 30% (or such lower rate as is specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence) of a portion of its earnings and profits for the taxable year that are effectively connected with a U.S. trade or business, as adjusted for certain items.

Gain on Disposition of Common Stock

Subject to the discussion below regarding backup withholding, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S.), in which case the non-U.S. holder will generally be required to pay tax on the gain derived from the sale, exchange, or other taxable disposition (net of certain deductions or credits) under regular graduated U.S. federal income tax rates generally applicable to U.S. persons, and in the case of a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes, such non-U.S. holder may be subject to a branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence;

●	the non-U.S. holder is an individual who is present in the U.S. for a period or periods aggregating 183 days or more during the taxable year in which the sale, exchange, or other taxable disposition occurs and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a flat 30% rate (or such lower rate as is specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence) on the net gain derived from the sale, exchange, or other taxable disposition, which gain may be offset by U.S. source capital losses (even though the non-U.S. holder is not considered a resident of the U.S.) provided that the non-U.S. holder has timely filed U.S. federal income tax returns reporting those losses; or

●	our common stock is a “United States real property interest” by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes during the five-year period preceding such sale, exchange or other taxable disposition (or the non-U.S. holder’s holding period, if shorter).

Generally, a corporation is a USRPHC only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe we are not now and we do not anticipate becoming a USRPHC. However, there can be no assurance that we are not now a USRPHC or will not become one in the future. Even if we are or become a USRPHC, for so long as our common stock is “regularly traded,” as defined by applicable U.S. Treasury regulations, on an established securities market, sales of our common stock generally will not be subject to tax for non-U.S. holders that have not held more than 5% of our common stock, actually or constructively, during the five-year period preceding such non-U.S. holder’s sale, exchange or other taxable disposition of our common stock (or the non-U.S. holder’s holding period, if shorter). If we are determined to be a USRPHC and the foregoing exception does not apply, then the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rule described above.

Information Reporting and Backup Withholding

Generally, we or certain financial middlemen must report annually to the IRS and to each non-U.S. holder the gross amount of dividends and other distributions on our common stock paid to the non-U.S. holder and the amount of tax withheld, if any, with respect to those distributions. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in the non-U.S. holder’s country of residence or incorporation.

A non-U.S. holder may be subject to backup withholding with respect to dividends paid on shares of our common stock, unless, generally, the non-U.S. holder certifies under penalties of perjury (usually on IRS Form W-8BEN or W-8BEN-E) that the non-U.S. holder is not a U.S. person or otherwise establishes an exemption. The backup withholding rate is currently 24%. Dividends that are paid to non-U.S. holders subject to the withholding of U.S. federal income tax, as described above under the heading “Distributions on Common Stock,” generally will be exempt from U.S. backup withholding.

Additional rules relating to information reporting requirements and backup withholding with respect to payments of the proceeds from the disposition of shares of our common stock are as follows:

●	If the proceeds are paid to or through the U.S. office of a broker, the proceeds generally will be subject to backup withholding and information reporting, unless the non-U.S. holder certifies under penalties of perjury (usually on IRS Form W-8BEN or W-8BEN-E) that the non-U.S. holder is not a U.S. person and satisfies certain other requirements or otherwise establishes an exemption.

●	If the proceeds are paid to or through a non-U.S. office of a broker that is not a U.S. person and is not a foreign person with certain specified U.S. connections, which we refer to below as a “U.S.-related person,” information reporting and backup withholding generally will not apply.

●	If the proceeds are paid to or through a non-U.S. office of a broker that is a U.S. person or a U.S.-related person, the proceeds generally will be subject to information reporting (but not to backup withholding), unless the non-U.S. holder certifies under penalties of perjury (usually on IRS Form W-8BEN or W-8BEN-E) that the non-U.S. holder is not a U.S. person. A “U.S.-related person” includes (i) an entity classified as a “controlled foreign corporation” for U.S. federal income tax purposes, (ii) a foreign person, 50% or more of whose gross income from certain periods is effectively connected with a U.S. trade or business, or (iii) a foreign partnership if at any time during its tax year (a) one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership or (b) the foreign partnership is engaged in a U.S. trade or business.

Backup withholding is not an additional tax. Any amounts withheld from a non-U.S. holder under the backup withholding rules may be allowed as a refund or a credit against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the non-U.S. holder timely furnishes the required information to the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Foreign Account Tax Compliance Act

Sections 1471 to 1474 of the Code (commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) generally impose withholding tax on certain types of payments made to “foreign financial institutions” (as defined in the Code) and other non-U.S. entities unless those institutions and entities meet additional certification, information reporting and other requirements. FATCA generally imposes a 30% withholding tax on dividends on our common stock paid to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. Treasury to, among other things, (i) undertake to identify accounts held by certain U.S. persons (including certain equity and debt holders of such institution) or by U.S. owned foreign entities, (ii) annually report certain information about such accounts, and (iii) withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, subject to certain exceptions, FATCA imposes a 30% withholding tax on dividends on our common stock paid to a “non-financial foreign entity” (as defined in the Code) unless the entity certifies that it does not have any substantial U.S. owners (which generally include any U.S. persons who directly or indirectly own more than 10% of the entity) or furnishes identifying information regarding each such substantial U.S. owner or agrees to report that information to the IRS. Withholding under FATCA generally will not be reduced or limited by bilateral income tax treaties. However, intergovernmental agreements between the U.S. and other countries with respect to the implementation of FATCA and non-U.S. laws, regulations and other authorities enacted or issued with respect to those intergovernmental agreements may modify the FATCA requirements described above. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

Federal Estate Tax

Common stock owned or treated as owned at the time of death by an individual who is not a citizen or resident of the United States (as specifically defined for U.S. federal estate tax purposes) is considered a U.S. situs asset and will be included in the individual’s gross estate for U.S. federal estate tax purposes and, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax or other treaty between the United States and such individual’s country of residence provides otherwise.

The preceding discussion of U.S. federal tax considerations is for information only. It is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock, including the consequences of any proposed change in applicable law.

UNDERWRITING

William Blair & Company, L.L.C. is acting as representative of each of the underwriters named below and as lead book-running manager for this offering. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
William Blair & Company, L.L.C.
Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of the shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $                per share. After the initial offering of the shares, the public offering price, concession or any other term of the offering may be changed by the representatives.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of our common stock.

Total
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions paid by us	$	$	$
Proceeds, before expenses, to us	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $             . We also have agreed to reimburse the underwriters for up to $50,000 for their counsel. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to           additional shares at the public offering price less the underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, our executive officers and directors have agreed not to sell or transfer any shares of common stock or securities convertible into or exchangeable or exercisable for shares of common stock, for 90 days after the date of this prospectus supplement without first obtaining the written consent of William Blair & Company, L.L.C., on behalf of the underwriters. Specifically, we and these other persons have agreed, with certain exceptions, not to (i) offer, sell, contract to sell, announce the intention to sell, pledge, grant any option to purchase or otherwise dispose of any of our securities or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire our securities, (ii) request or demand that we file a registration statement related to the shares of common stock or (iii) publicly announce any of the foregoing.

This lock-up provision applies to shares of common stock and to securities convertible into or exchangeable or exercisable for shares of common stock.

Nasdaq Capital Market Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “OPRX.”

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option described above. The underwriters may close out any covered short position by either exercising their option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the closing of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters may also engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours. The underwriters and their affiliates are currently providing investment banking advice to us and may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors, as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

We, the representatives and each of our affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

This prospectus supplement has been prepared on the basis that any offer of shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

LEGAL MATTERS

The validity of the common stock being offered in this offering will be passed upon for us by The Doney Law Firm, Las Vegas, Nevada. Certain other matters with respect to this offering will be passed upon for us by Morgan, Lewis & Bockius LLP, Boston, Massachusetts. Certain legal matters related to this offering will be passed upon for the underwriters by Goodwin Procter LLP, New York, New York.

EXPERTS

Sadler, Gibb & Associates, LLC has audited our financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2018. Sadler, Gibb & Associates, LLC has presented its report with respect to our audited financial statements. The report of Sadler, Gibb & Associates, LLC is included in reliance upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, and in accordance with the Exchange Act, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov). Our website is https://www.optimizerx.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement, and you should not consider any information on, or accessible through, our website as part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus supplement the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede prior information. Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus:

1.	our annual report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 12, 2019;

2.	our quarterly report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 8, 2019;

3.	our current reports on Form 8-K filed with the SEC on January 29, 2019, February 8, 2019, February 8, 2019, February 12, 2019, February 26, 2019, March 1, 2019, March 4, 2019, March 21, 2019, April 8, 2019, April 23, 2019, April 26, 2019, May 3, 2019, May 10, 2019 and May 31, 2019; and

4.	our description of our common stock contained in the registration statement on Form 8-A, filed on June 19, 2018, and all amendments and reports updating such description.

We make available, free of charge, through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus supplement) by writing or calling us at the following address and telephone number:

OptimizeRx Corporation
400 Water Street, Suite 200
Rochester, MI 48307
(248) 651-6568

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

PROSPECTUS

OptimizeRx Corporation

$40,000,000

 Common Shares
Preferred Shares
Debt Securities
Warrants
Units
and
2,103,702 Common Shares Offered by the Selling Shareholder

We may offer and sell from time to time common shares, preferred shares, debt securities, warrants or units. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Specific amounts and terms of these securities will be provided in supplements to this prospectus. The aggregate initial offering price of all securities sold by us will not exceed $40,000,000.

In addition, the selling shareholder named in this prospectus (the “selling shareholder”) may from time to time offer and sell up to 2,103,702 of our common shares. The selling shareholder may offer and sell our common shares in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. See “Plan of Distribution” for more information on how the selling shareholder may conduct sales of our common shares. We will not receive any proceeds from any sale of these common shares by the selling shareholders.

Each time we or the selling shareholder offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our securities.

Our common shares are listed on the Nasdaq Capital Market under the symbol “OPRX.” On December 10, 2018, the last reported sale price of our common shares on the Nasdaq Capital Market was $14.90 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 11, 2018

Neither we nor the selling shareholders have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling shareholders are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “OptimizeRx Corporation” or the “Company,” “Registrant,” “we,” “our,” “ours,” “us” or similar terms refer to OptimizeRx Corporation, together with its subsidiaries, and, where the context requires, our predecessor entities.

i

OptimizeRx Corporation

We are a leading provider of digital health messaging via electronic health records (EHRs), providing a direct channel for pharmaceutical companies to communicate with healthcare providers. Our cloud-based solution supports patient adherence to medications by providing real-time access to financial assistance, prior authorization, education and critical clinical information. Our network is comprised of leading EHR platforms and provides more than half a million healthcare providers access to these benefits within their workflow at the point of care.

Our address 400 Water Street, Suite 200 Rochester, MI 48307. Our telephone number at this address is (248) 651-6568. Our principal website is https://optimizerx.com/. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

About This Prospectus

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $40,000,000 as described in this prospectus. In addition, under this shelf registration statement, the selling shareholder named in this prospectus may sell, from time to time, up to 2,103,702 of our common shares. Each time that we or the selling shareholders offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

Forward-Looking Statements

This prospectus, any prospectus supplement and the documents incorporated by reference herein or therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements contained in this prospectus or any prospectus supplement or incorporated by reference herein or therein are based upon current expectations that involve risks and uncertainties. Any statements contained in this prospectus or any prospectus supplement or incorporated by reference herein or therein that are not statements of historical fact may be deemed to be forward-looking statements. For example, the words “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify forward-looking statements. Our actual results and the timing of certain events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a discrepancy include, but are not limited to, those discussed in the “Risk Factors” section, in addition to the other information set forth in this prospectus or any prospectus supplement or incorporated by reference herein or therein. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. All forward-looking statements contained in this prospectus or any prospectus supplement or incorporated by reference herein or therein are based on information available to us as of their respective dates and we assume no obligation to update any such forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” in this prospectus, our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018. You should carefully consider the risks described in the “Risk Factors” section, in addition to the other information set forth in this prospectus or any prospectus supplement or incorporated by reference herein or therein, before making an investment decision.

Where You Can Find More Information

We are subject to the informational requirements of the Exchange Act. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may inspect and copy reports and other information filed with the SEC at the Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. We also maintain a website at ir.smartm.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our common shares. We have included our website address in this prospectus solely as an inactive textual reference.

Incorporation By Reference

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 8, 2018;
●	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, filed with the SEC on May 2, 2018, August 7, 2018 and November 5, 2018, respectively;
●	Current Reports on Form 8-K or 8-K/A, as the case may be, filed with the SEC on December 10, 2018, October 17, 2018, September 14, 2018, March 27, 2018 and February 2, 2018; and
●	The description of our common stock in our Registration Statement on Form 8-A, filed with the SEC on June 19, 2018, including any amendment or reports filed for the purpose of updating such description.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02, 7.01 or 8.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (248) 651-6568 or by writing to us at the following address:

OptimizeRx Corporation
400 Water Street, Suite 200

Rochester, MI 48307

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

Risk Factors

An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2017, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial.

Use of Proceeds

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities. We will not receive any proceeds from any shares sold by the selling shareholder.

Selling Shareholder

We have prepared this prospectus to allow the selling shareholder or its transferees to sell or otherwise dispose of, from time to time, up to 2,103,702 common shares. On or about September 24, 2015, the selling shareholder, through a subsidiary company, made a strategic investment in our company and presently owns approximately 18% of the common shares in our company.

At the time of the investment, we entered into an Investor Rights Agreement, which provides, among other things, demand registration rights for its securities, inspection rights over our books and records, observer rights to attend and observe our director meetings, a seat on our board of directors, budget review of our financial plans, right of first refusal in the event we issue new securities and special board approval for certain matters.

WPP has not demanded registration; we have chosen to register these shares on behalf of the selling shareholder.

Also at the time of the investment, we amended and restated an existing Co-Marketing Agreement with Grey Healthcare Group, LLC (“GHG”) an affiliate of WPP. This agreement was amended to give the GHG the option to receive all or part of the compensation due under the agreement in our common shares. In March of 2018, we issued 100,000 shares of our common stock to a subsidiary of WPP related to the finalization and termination of the agreement.

The following table sets forth the activity between us and WPP in 2017 and 2016.

	2017	2016
Total billings to WPP Agencies	$3,554,168	$2,613,942
Revenue recognized from WPP Agencies	$3,696,214	$1,542,411
Accounts receivable from WPP Agencies	$1,173,614	$1,108,585
Rebates given to WPP Agencies	$33,249	$24,519
Marketing services purchased from WPP Agencies	$54,762	$190,686
Accounts payable to WPP Agencies	$-	$12,600
Revenue share expense recorded to WPP Agencies	$401,596	$177,372
Revenue share expenses owed to WPP Agencies	$447,670	$127,458

The table below presents information regarding the selling shareholder and the common shares that they may sell or otherwise dispose of from time to time under this prospectus. Percentages of beneficial ownership are based upon 12,014,185 common shares issued and outstanding as of December 10, 2018. Beneficial ownership is determined under Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to securities and including any securities that grant the selling shareholder the right to acquire common shares within 60 days of December 10, 2018. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to the shares, subject to community property laws where applicable.

We do not know when or in what amounts the selling shareholder may sell or otherwise dispose of the shares covered hereby. We currently have no agreements, arrangements or understandings with the selling shareholder regarding the sale or other disposition of any of the shares by them other than the registration rights agreement described above. The selling shareholder might not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling shareholder may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of the shares that will be held by the selling shareholder after completion of the offering. For purposes of determining the beneficial ownership of the selling shareholder after this offering, we have assumed that all of the shares covered hereby have been sold pursuant to the registration statement of which this prospectus forms a part.

Name of Selling Shareholder	Common Shares Beneficially Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Common Shares Owned After Offering	Percentage of Common Shares Owned After Offering
WPP Luxembourg Gamma Three S.a r.l.	2,103,702	2,103,702	—	—

Description of SHARE CAPITAL

General

Our authorized capital stock consists of 166,666,667 shares of common stock and 10,000,000 shares of preferred stock, par value $0.001 per share. As of December 10, 2018, there were 12,014,185 shares of our common stock issued and outstanding and 0 shares of our preferred stock issued and outstanding.  Our Board of Directors approved a one for three reverse stock split that became effective May 14, 2018. The effects of this reverse split have been retroactively reflected in this registration statement.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

(1)	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;
(2)	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;
(3)	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
(4)	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;
(5)	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
(6)	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
(7)	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and
(8)	Any other relative rights, preferences and limitations of that series.

Registration Rights

On May 2, 2018, we entered into a registration rights agreement with certain investors pursuant to which we agreed to register for resale the 1,666,669 shares of common stock (the “Registrable Securities”) acquired by the investors in an offering that closed on May 4, 2018. Pursuant to the Registration Rights Agreement, we agreed to use our reasonable best efforts to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) for the resale of the Registrable Securities within 30 days following the close of the offering and to use its reasonable best efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing thereof, but in any event no later than 90 days following the close of the offering.

We filed a registration statement covering these shares in a post-effective amendment to Form S-1 on Form S-3, filed with the SEC on July 3, 2018.

Investor Rights Agreement

On September 24, 2015, we entered into an Investor Rights Agreement with WPP Luxembourg (the “Rights Agreement”), pursuant to which we agreed to the following:

●	Demand Registration Rights. We granted the Investor registration rights for the 2,003,702 acquired from us and any securities acquired in connection with an Amended and Restated Co-Marketing Agreement after a period of two years.

●	Inspection Rights. So long as the Investor owns not less than 25% of the Shares, we granted the Investor an annual right to inspect our books and records.
●	Observer Rights. So long as the Investor owns not less than 25% of the Shares, we will allow the Investor to choose a representative to attend our board meetings as a nonvoting observer.
●	Board Seat. So long as the Investor owns not less than 25% of the Shares, we agreed to appoint a nominee of the Investor as a member of our board of directors. We also agreed to a five member Board of Directors provided that it is not prohibited by the rules and regulations of an exchange that we trade on. We also agreed to enter into an Indemnity Agreement with the nominee.
●	Budget Review. So long as the Investor owns not less than 25% of the Shares, we agreed to review our budget plans with the Investor’s nominee prior to submission to the Board of Directors, at the request of the Investor.
●	Right of First Refusal. We agreed that, in the event that it proposes to sell new securities, we will first offer such new securities to the Investor.
●	Special Approval Matters. So long as the Investor owns not less than 25% of the Shares, and provided that it is not prohibited by the rules and regulations of an exchange that we trades on, we agreed that 80% Board approval will be required for certain decisions, including:

o	the incurrence of any indebtedness in excess of $1.5 million in the aggregate during any fiscal year;
o	the sale, transfer or other disposition of all or substantially all of our assets;
o	the acquisition of any assets or properties (in one or more related transactions) for cash or otherwise for an amount in excess of $1.5 million in the aggregate during any fiscal year;
o	capital expenditures in excess of $1.5 million individually (or in the aggregate if related to an integrated program of activities) or in excess of $1.5 million in the aggregate during any fiscal year;
o	making, or permitting any subsidiary to make, loans to, investments in, or purchasing, or permitting any subsidiary to purchase, any stock or other securities in another corporation, joint venture, partnership or other entity;
o	the commencement or settlement of any lawsuit, arbitration or other legal proceeding related to our intellectual property or involving an amount in controversy greater than $1.5 million; and
o	the issuance of new securities, except for securities issued under an equity incentive plan and any issuance of Common Stock to vendors, advisors, financial institutions, suppliers or joint venturers that do not exceed, individually or in the aggregate 5% of the issued and outstanding capital stock of the Company.

WPP has not demanded registration; we have chosen to register these shares on behalf of the selling shareholder.

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a “blank check” preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have no outstanding warrants to purchase our securities.

Options

We had options outstanding to purchase 1,444,464 shares of our common stock at a weighted average exercise price of $3.62 as of September 30, 2018.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Certain Anti-Takeover Provisions

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Listing of Common Stock

Our Common Stock is currently traded on the Nasdaq Capital Market under the trading symbol “OPRX.”

Transfer Agent and Registrar

The transfer agent and registrar of our Common Stock is Empire Stock Transfer, 1859 Whitney Mesa Dr, Henderson, NV 89014, telephone: (702) 974-1444.

Description of Debt Securities

Any debt securities we may issue will constitute either senior or subordinated debt of our company. Any debt securities that are sold may be exchangeable for and/or convertible into common shares or any of the other securities that may be sold under this prospectus. Any debt securities will be issued under an indenture between us and a trustee we will designate, or one or more separate indentures between us and a designated trustee. We will include in a prospectus supplement the specific terms of each series of senior or subordinated debt securities being offered, including the terms, if any, on which a series of senior or subordinated debt securities may be convertible into or exchangeable for other securities. In addition, the material terms of any indenture, which will govern the rights of the holders of our senior or subordinated debt securities, will be set forth in the applicable prospectus supplement.

Description of Warrants

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Description of Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, preferred shares, common shares or any combination of such securities.

Plan of Distribution

We and/or the selling shareholder, including its pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

●	to or through underwriters or dealers;
●	in short or long transactions;
●	in one or more block transactions;
●	in ordinary brokerage transactions or transactions in which a broker solicits purchases;
●	in a pledge of the securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the securities, and, in the case of any collateral call or default on such loan or obligation, pledges or sales of the securities by such pledges or secured parties;
●	through one or more exchanges or over the counter market transactions;
●	through distribution by a selling shareholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);
●	through the writing of options, whether the options are listed on an options exchange or otherwise;
●	through distributions to creditors and equityholders or the selling shareholders;
●	directly to a limited number of purchasers or to a single purchaser;
●	through agents; and/or
●	through a combination of any of these methods of sale.

To the extent necessary, the prospectus supplement will state the terms of the offering of the securities, including:

●	the name or names of any selling shareholder;
●	the name or names of any underwriters, dealers or agents;
●	the purchase price of such securities and the proceeds to be received by us, if any;
●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
●	details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;
●	any public offering price;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we and/or the selling shareholder, if applicable, use underwriters or broker-dealers in the sale, the securities will be acquired by the underwriters or broker-dealers, as applicable, for their own account and may be resold from time to time in one or more transactions, including:

●	negotiated transactions;
●	at a fixed public offering price or prices, which may be changed;
●	“at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
●	at prices related to prevailing market prices; or
●	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling shareholder, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.

We and/or the selling shareholder, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us and/or the selling shareholders, if applicable, to indemnification by us and/or the selling shareholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

The selling shareholder may also resell all or a portion of its securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.

A selling shareholder that is an entity may elect to make a pro rata in-kind distribution of shares of our common stock to its members, partners or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners or stockholders are not affiliates of such selling shareholder, such members, partners or stockholders would thereby receive freely tradeable shares of our common stock pursuant to the distribution through a registration statement.

The selling shareholder may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in our common shares. The third parties also may use shares of the common shares received under those sale, forward sale or derivative arrangements or shares of the common shares pledged by the selling shareholder or borrowed from the selling shareholders or others to settle such third-party sales or to close out any related open borrowings of our common shares. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as may be required.

In addition, the selling shareholder may engage in hedging transactions with broker-dealers in connection with distributions of the securities or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with selling shareholders. The selling shareholder may also sell securities short and redeliver securities to close out such short positions. The selling shareholder may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling shareholders also may loan or pledge the securities, and the borrower or pledgee may sell or otherwise transfer the securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those securities to investors in our securities or the selling shareholders’ securities or in connection with the offering of other securities not covered by this prospectus.

Each series of securities other than the common shares, which is listed on the Nasdaq Capital Market, and any series of debt securities outstanding on the date hereof, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common shares, may or may not be listed on a national securities exchange.

Experts

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Doney Law Firm, our independent legal counsel, has provided an opinion on the validity of our Common Stock.

Sadler, Gibb & Associates, LLC and KLJ & Associates, LLP have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit reports. Sadler, Gibb & Associates, LLC and KLJ & Associates, LLP have presented their respective reports with respect to our audited financial statements. The reports of Sadler, Gibb & Associates, LLC and KLJ & Associates, LLP are included in reliance upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Shares

Common Stock

PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

William Blair

June       , 2019